UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      September 6, 2007

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 6, 2007, Kellwood Company issued a press release setting forth its earnings for the second quarter ended August 4, 2007. The release also announced the declaration of the regular quarterly dividend, the reorganization of the Company’s women’s sportswear business, a non-cash impairment charge of $113.7 million before tax related to goodwill and intangible assets of certain moderate women’s brands, and the establishment of a $50 million share repurchase program. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On September 6, 2007, Kellwood Company issued a press release describing the reorganization of its women’s sportswear business from seven to three operating divisions. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit Number	Description
99.1	Earnings Press Release issued September 6, 2007.
99.2	Reorganization Press Release issued September 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY

(Registrant)

DATE September 6, 2007	BY	/s/ Thomas H. Pollihan

Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel